UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2005

WellCare Health Plans, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8725 Henderson Road, Renaissance One, Tampa, Florida		33634
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(813) 290-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective July 1, 2005, the Registrant, through its subsidiary, Well Care HMO, Inc., d/b/a/ StayWell Health Plan of Florida ("StayWell"), entered into Amendment No. 8 to the AHCA Contract between the State of Florida, Agency for Health Care Administration and StayWell Florida. Effective July 1, 2005, the Registrant, through its subsidiary HealthEase of Florida, Inc. ("HealthEase"), also entered into Amendment No. 7 to the AHCA Contract between the State of Florida, Agency for Health Care Administration and HealthEase. The amendments change the contract rates and funding levels for the Medicaid services rendered under the AHCA contracts.
The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the AHCA amendments. The above descriptions are qualified in their entirety by reference to the complete AHCA amendments which will be filed with the Securities and Exchange Commission.
In the interest of providing interested parties with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the Securities and Exchange Commission. The Registrant does not believe that its business is substantially dependent on many of these contracts when each is taken individually.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WellCare Health Plans, Inc.

August 12, 2005	By:	/s/ Paul Behrens

Name: Paul Behrens
Title: Senior Vice President and Chief Financial Officer